UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2013

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4353 Park Terrace Drive, Westlake Village, California 91361

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (818) 706 -3111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.

On December 13, 2013, Advanced Inflight Alliance AG (“AIA”), the Registrant’s majority-owned indirect subsidiary, issued a press release announcing (i) that Global Entertainment AG (“GE AG”), the Registrant’s indirect wholly-owned subsidiary, has requested AIA to bring an AIA shareholders’ meeting to adopt a resolution on the transfer of all shares to the remaining shareholders of AIA to GE AG against payment of reasonable cash compensation and (ii) GE AG’s intention to enter into a merger agreement in order to merge AIA into GE AG, and in connection therewith, to squeeze out any minority shareholders. A copy of a non-binding voluntary translation of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On December 16, 2013, the Company issued a press release announcing a proposed underwritten public offering of shares of its common stock (the “Proposed Offering”). A copy of the press released is attached hereto as Exhibit 99.2 and incorporated by reference herein.

In connection with the Proposed Offering, the Company filed a preliminary prospectus supplement with the Securities and Exchange Commission on December 16, 2013 that included the following risk factors:

We are subject to civil litigation involving allegations of copyright infringement, which could result in our having to pay damages. We may also be subject to additional similar litigation in the future.

On October 22, 2013, Arista Music, Sony Music Entertainment and certain parties believed to be related to the foregoing filed suit in the United States District Court for the Southern District of New York against Inflight Productions Ltd., or IFP, and one of its customers for copyright infringement and related claims and unspecified money damages. IFP is a direct subsidiary of AIA and an indirect subsidiary of Global Eagle. We are in the process of evaluating the merits of this matter, and we intend to vigorously assert available defenses in connection with this matter; however, the outcome is inherently uncertain and could have a material adverse effect on our business, financial condition and results of operations. The potential range of loss related to this matter cannot be determined at this time. In addition to this matter, we may in the future be subject to additional similar civil litigation involving copyright infringement, which could result in injunctive relief or our having to pay damages.

AIA is subject to ongoing tax audits which could result in additional taxes or a reduction in tax loss carryforwards.

A comprehensive tax audit of the AIA group of companies domiciled in Germany for 2006 through 2009 began in the 2011 financial year and is ongoing. The audit had not yet been completed at the time the 2011 annual financial statements were prepared. Even though AIA believes that all transactions relevant to taxes have been duly presented in its tax returns for the given years, AIA cannot preclude with certainty that the comprehensive tax audit will not lead to objections to the tax returns and consequent tax risks from demands for additional taxes and that its tax loss carryforwards might be cut. Also, a comprehensive tax audit of AIA’s Canadian subsidiary DTI Software for the tax years 2008, 2009, 2010 and 2011 is underway. More specifically, the Canadian tax authorities are currently investigating DTI’s tax presence in Dubai, United Arab Emirates, and whether income derived in Dubai would constitute taxable earnings subject to Canadian income tax for the tax year ended December 31, 2008. We estimate the maximum Canadian income tax exposure for the taxable year 2008 is approximately $1.2 million, which includes approximately $0.6 million of potential interest and penalties. We are currently investigating these claims and are not able to estimate the aggregate potential tax liability that could result for subsequent tax years after 2008. If the Canadian tax authorities attempt to assess similar penalties for tax years subsequent to 2008, we may be subject to pay significant historical tax obligations, including penalties and accrued interest. In addition, DTI is claiming tax credit in the course of the development of games and applications in Canada (tax credits that support multimedia, e-commerce and research and development in Canada). Although AIA is using tax credit consultants for calculating the effective amount that it can claim in tax credits, AIA always has a certain level of risk that the tax authorities might come to a different conclusion concerning the respective amount. This would lead to an adjustment of the booked tax credits.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of shares of our common stock are sold at a price of $ per share, the last reported sale price of our common stock on the NASDAQ Capital Market on December , 2013, and that shares of our nonvoting common stock are sold in the concurrent private placement, at the same per share price as the shares of our common stock sold in the public offering, for aggregate gross proceeds of approximately $ , and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $ per share. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for repayment of the PAR Convertible Note and working capital and general corporate purposes, including, without limitation, acquisitions, purchases of our outstanding warrants and capital expenditures. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

Lack of dividends may make our stock less attractive as an investment.

We intend to retain all future earnings for use in the development of our business. We do not anticipate paying any cash dividends on our stock in the foreseeable future. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell your common stock and may lose some or the entire amount of your investment. In addition, stocks that pay regular dividends command higher market trading prices, and so our stock price may be lower as a result of our dividend policy. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, operating results, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Our ability to raise capital in the future may be limited.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, existing stockholders will experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our second amended and restated certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our shareholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by Advanced Inflight Alliance AG dated December 13, 2013 (this exhibit is furnished and not filed).

99.2	Press release issued by Global Eagle Entertainment Inc. dated December 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Eagle ENTERTAINMENT INC.

Dated: December 16, 2013	By:	/s/ Michael Pigott
Name: Michael Pigott
Title: VP Legal

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release issued by Advanced Inflight Alliance AG dated December 13, 2013 (this exhibit is furnished and not filed).

99.2	Press release issued by Global Eagle Entertainment Inc. dated December 16, 2013.